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                                                                      EXHIBIT 11


                           BTG, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                  SEPTEMBER 30,             SEPTEMBER 30,
                                                              --------------------      --------------------
                                                                1998        1997          1998       1997
                                                              --------    --------      -------    ---------


Net income (loss)                                             $     93    $ (2,335)     $   175    $  (2,100)
                                                              ========    ========      =======    ==========



Weighted average common stock shares
   outstanding during the period (used in
   the calculation of basic per share results)                   8,803       8,525        8,741        8,501

Dilutive effect of common stock options and
   common stock purchase warrants                                   16          --           49           --
                                                              --------    --------      -------    ---------

Weighted average common stock and potentially
   dilutive securities outstanding during the
   period (used in the calculation of diluted
   per share results)                                            8,819       8,525        8,790        8,501
                                                              ========    ========      =======    =========




Basic earnings (loss) per share                               $   0.01    $ (0.27)      $  0.02    $   (0.25)
                                                              ========    ========      =======    ==========

Diluted earnings (loss) per share                             $   0.01    $ (0.27)      $  0.02    $   (0.25)
                                                              ========    ========      =======    ==========